Exhibit 28(b)

                              February 11, 1994

Ms. Alice M. Peterson                    Ms. Cynthia K. Duncan
Vice President and Treasurer             Trust Officer
Sears, Roebuck and Co. as Servicer       Continental Bank, National
Sears Tower                              Association as Trustee
Chicago, Illinois  60684                 231 South LaSalle Street
                                         Chicago, Illinois  60697

ANNUAL SERVICING LETTER

We have examined management's assertions, included in its
representation letter dated February 11, 1994, that Sears,
Roebuck and Co. ("Sears") maintained an effective internal control structure over financial reporting as of February 11, 1994, insofar as such system relates to the servicing procedures provided by
Sears to prevent or detect errors or irregularities in amounts that would be material in relation to the assets of the following trusts
(the "Trusts") under the applicable sections of the indicated
Pooling and Servicing Agreement (the "Agreement"):
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
Trust                       Date of Pooling         Applicable Sections of
                            and Servicing           the Pooling and
                            Agreement               Servicing Agreement
- --------------------        ------------------      -----------------------
Sears Credit Account
Trust 1989E                 November 13, 1989       3.02, 4.03, 4.06,
                                                    4.07, 4.08, 8.07
Sears Credit Account
Trust 1990A                 January 12, 1990        3.02, 4.03, 4.06,
                                                    4.07, 4.08, 8.07
Sears Credit Account
Trust 1990B                 February 22, 1990       3.02, 4.03, 4.06,
                                                    4.07, 4.08, 8.07
Sears Credit Account
Trust 1990C                 July 31, 1990           3.02, 4.03, 4.06,
                                                    4.07, 4.08, 8.07
Sears Credit Account
Trust 1990D                 October 15, 1990        3.02, 4.03, 4.06,
                                                    4.07, 4.08, 8.07
Sears Credit Account
Trust 1990E                 December 1, 1990        3.02, 4.03, 4.06,
                                                    4.07, 4.08, 8.07
Sears Credit Account
Trust 1991A                 March 1, 1991           3.02, 4.03, 4.06,
                                                    4.07, 4.08, 8.07
Sears Credit Account
Trust 1991B                 May 15, 1991            3.02, 4.03, 4.06,
                                                    4.07, 4.08, 8.07
Sears Credit Account
Trust 1991C                July 1, 1991             3.02, 4.03, 4.06,
                                                    4.07, 4.08, 8.07
Sears Credit Account
Trust 1991D                September 15, 1991       3.02, 4.03, 4.06,
                                                    4.07, 4.08, 8.07
Sears Credit Account
Trust Master Trust I       November 18, 1992        3.02, 4.03, 4.06,
                                                    4.07, 8.07

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the internal control structure over financial reporting, testing, and evaluating the design and operating effectiveness of the internal control structure, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of the inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal control structure over financial reporting to future periods are subject to the risk that the internal control structure may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that Sears maintained an effective internal control structure as of February 11, 1994, insofar as such system relates to the servicing procedures provided by Sears to prevent or detect errors or irregularities in amounts that would be material in relation to the assets of the Trusts under the Agreement, taken as a whole, is fairly stated, in all material respects, based upon criteria established by "Internal Control - Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission.

This letter is intended for the information and use of the Board of Directors and management of Sears, Continental Bank, National
Association as Trustee, and Investor Certificateholders and should not be used for any other purpose.

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